UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

     CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2007

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-13666	59-3305930
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

5900 Lake Ellenor Drive, Orlando, Florida 32809
(Address of principal executive offices) (Zip Code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets

     On October 1, 2007, Darden Restaurants, Inc. (the “Company”) completed its acquisition of all of the outstanding shares of common stock, no par value per share (the “Shares”), of RARE Hospitality International, Inc., a Georgia corporation (“RARE”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 16, 2007, among the Company, Surf & Turf Merger Corp., a wholly owned subsidiary of the Company ("Merger Sub"), and RARE. The total purchase price paid by the Company for this acquisition, including fees and expenses, was approximately $1.4 billion in cash.

     The Company’s acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by Merger Sub for the Shares at a price of $38.15 per Share, upon the terms and subject to the conditions disclosed in the Offer to Purchase included in the Tender Offer Statement on Schedule TO and in the related Letter of Transmittal (as amended or supplemented from time to time), filed by the Company and Merger Sub with the U.S. Securities and Exchange Commission on August 31, 2007 (the “Offer”), followed by the merger of Merger Sub with and into RARE, with RARE becoming the surviving corporation and a wholly-owned subsidiary of the Company.

      The initial offering period of the Offer expired at 12:00 midnight, New York City time, at the end of Friday, September 28, 2007 (the “Expiration Date”). On October 1, 2007, the Company announced in a joint press release with RARE that, according to Wells Fargo Bank, National Association, the depositary for the Offer, as of the Expiration Date, a total of 26,991,599 Shares (excluding Shares tendered under guaranteed delivery procedures) were validly tendered and not withdrawn in the initial offering period of the Offer, which represent approximately 85.646% of all outstanding Shares. Including the 4,743,236 Shares tendered under guaranteed delivery procedures, more than 90% of the outstanding Shares were tendered in the initial offering period of the Offer. Merger Sub accepted the Shares tendered during the initial offering period for payment pursuant to the terms of the Offer.

     On October 1, 2007, Merger Sub exercised its option under the Merger Agreement (the “Merger Option”) to acquire from RARE a number of additional Shares at a cash price of $38.15 per Share, so that Merger Sub would hold more than 90% of the then-outstanding Shares after giving effect to the issuance of Shares pursuant to the Merger Option. The closing of the issuance of Shares pursuant to the Merger Option occurred on October 1, 2007.

     Subsequent to these events, on October 1, 2007, pursuant to the terms and conditions of the Merger Agreement, Merger Sub acquired all of the remaining outstanding Shares by effecting a “short-form” merger under the Georgia Business Corporation Code (the “GBCC”) without action by any other stockholder, since it had acquired more than 90% of the then-outstanding Shares. In the merger, each Share was cancelled and (except for (i) Shares held by stockholders properly exercising dissenters’ rights under the GBCC, (ii) Shares held in the treasury of RARE or owned by the Company, Merger Sub or any other wholly owned subsidiary of the Company or RARE, or (iii) restricted Shares that are converted into restricted shares of the Company) converted into the right to receive $38.15 per Share in cash, without interest. Upon the completion of the merger, RARE survived and became a wholly owned subsidiary of the Company.

     As a result of the completion of the merger, effective as of the close of trading on October 1, 2007, the Shares ceased trading on the NASDAQ.

     The Company funded this acquisition with the proceeds of its $1.15 billion interim financing facility with Bank of America, N.A. ("BOA"), as administrative agent and sole lender, and the remainder with a drawing under its $750 million revolving line of credit with BOA, as administrative agent, and other lenders. Following the acquisition, the

Company intends to refinance the interim financing facility with proceeds from one or more offerings of long-term notes.

                    RARE owns, operates and franchises 323 restaurants, including 292 LongHorn Steakhouse® restaurants and 29 The Capital Grille® restaurants in the United States.

                    The full text of the press release issued by the Company and RARE on October 1, 2007 is attached hereto as Exhibit 99.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The required financial statements of RARE are not included in this Current Report on Form 8-K. These financial statements will be provided in an amendment to this
Current Report on Form 8-K as soon as practicable, but not later than December 14, 2007.

(b)	Pro Forma Financial Information

The required pro forma financial information relative to the acquisition of RARE is not included in this Current Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than December 14, 2007.

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit Number	Description

99.01	Joint press release issued by Darden Restaurants, Inc. and RARE Hospitality International, Inc., dated October 1, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Darden Restaurants, Inc.
(Registrant)

Date: October 1, 2007	By: /s/ Paula J. Shives
	Name:	Paula J. Shives
	Title:	Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

99.01          Joint press release issued by Darden Restaurants, Inc. and RARE Hospitality International, Inc., dated October 1, 2007.